UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

Suite 7, Sandyford Office Centre, 17 Corrig Road, Sandyford

Dublin 18 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 551 1487

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2018 (the “Closing Date”), Presbia PLC (the “Company”), its wholly-owned subsidiary, Presbia USA, Inc. (“Presbia USA”), and Richard Ressler, a member of the Company’s board of directors and its majority stockholder (the “Investor”), entered into and closed a Securities Purchase & Exchange Agreement (the “Purchase Agreement”) pursuant to which, on the Closing Date, the Investor, in a private placement transaction (the “Financing”): (i) provided Presbia USA with a secured loan in the aggregate principal amount of $3,500,000 (the “Secured Loan”) pursuant to the terms of a Secured Promissory Note dated as of the Closing Date and issued by Presbia USA (the “Secured Note”); (ii) purchased 100 of the Company’s newly-designated Series 2 Redeemable Preferred Shares (the “Presbia PLC New Preferred Shares”) for an aggregate purchase price of $100,000, with such proceeds for the purchase of the Presbia PLC New Preferred Shares being applied (by way of set-off) to redeem from the Investor and retire all 100 of the preferred shares of the Company previously purchased by the Investor in April 2018; (iii) exchanged all 4,900 shares of Presbia USA preferred stock previously purchased by the Investor in April 2018 for an aggregate 5,239 shares of Presbia USA’s newly-designated Presbia USA New Preferred Stock (the “Presbia USA New Preferred Shares”); and (iv) was issued a warrant (the “Warrant”) to purchase 14,731,667 ordinary shares of the Company (the “Warrant Shares”) at an exercise price of $0.60 per share, subject to adjustments as provided under the terms of the Warrant.  The Financing resulted in net proceeds to the Company on the Closing Date of $3.5 million, prior to deducting the Company’s expenses associated with the Financing.

Prior to closing the Financing transactions pursuant to the Purchase Agreement, the Company effectuated a corporate restructuring transaction involving certain of the Company’s subsidiaries, pursuant to which Presbia USA (which was previously an indirect subsidiary of the Company and a direct subsidiary of Presbia Ireland, Limited) became a direct subsidiary of the Company, and Presbia Ireland, Limited (which was previously a direct subsidiary of the Company) became an indirect subsidiary of the Company and a direct subsidiary of Presbia USA.

Pursuant to the Secured Note, the Secured Loan accrues interest on the unpaid principal amount at a rate of ten percent (10.0%) per annum, compounded monthly.  Interest is payable annually, in arrears, beginning on January 10, 2020 and on each annual anniversary of such date.  In the event that any amount due under the Secured Note is not paid when due, such overdue amount shall bear interest at an annual rate of twelve percent (12.0%) until paid in full.  The Secured Note provides for a maturity date (at which time the aggregate principal amount then outstanding, plus accrued and unpaid interest thereon, shall be due) on the fifth anniversary of the date of the Secured Note, subject to the Investor’s right to accelerate such maturity with no less than thirty (30) days’ notice delivered on or after the second anniversary of the date of the Secured Note.

Pursuant to the terms of a Security and Pledge Agreement dated as of the Closing Date and entered into by and between Presbia USA and the Investor (the “Security and Pledge Agreement”), Presbia USA’s obligations to the Investor under the Secured Note are secured by a lien on substantially all of Presbia USA’s assets and properties, and a pledge of the membership interests in Presbia USA’s subsidiary, PresbiBio, LLC.  Presbia USA also pledged its ordinary shares in Presbia Ireland, Limited pursuant to a Charge of Shares dated as of the Closing Date and entered into by and between Presbia USA and the Investor (the “Irish Share Charge”).  In addition, the Company guaranteed Presbia USA’s obligations under the Secured Note and the Security and Pledge Agreement pursuant to a Guaranty dated as of the Closing Date (the “Loan Guaranty”).  In connection with the Loan Guaranty, the Company also pledged its shares of common stock in Presbia USA pursuant to a Pledge Agreement dated as of the Closing Date by and between the Company and the Investor (the “Company Pledge Agreement”).

The Presbia PLC New Preferred Shares purchased by the Investor have the rights set forth in the Subscription Letter dated as of the Closing Date (the “Subscription Letter”).  The Presbia USA New Preferred Shares issued to the Investor (in exchange for the shares of Presbia USA preferred stock previously purchased by the Investor in April 2018) have the rights set forth in the Second Amended and Restated Certificate of Incorporation of Presbia USA (the “Restated Certificate”).

The Presbia PLC New Preferred Shares and the Presbia USA New Preferred Shares carry a one times (1x) liquidation preference.  The Presbia USA New Preferred Shares are redeemable upon a liquidation event in which all classes of equity holders are entitled to receive the same form of consideration, and the Presbia PLC New

Preferred Shares and the Presbia USA New Preferred Shares are redeemable at any time at the issuing company’s sole election, provided that a majority of the independent directors approve such redemption.  The Presbia PLC New Preferred Shares do not carry a right to any dividend declared by the Company, provided that no dividends or distributions may be made to the Company’s ordinary shareholders before the Presbia PLC New Preferred Shares have been redeemed in full.  The Presbia USA New Preferred Shares have an original issue price of $1,000 per share and accrue a dividend at a fixed rate of 15% per annum, compounded quarterly and accruing daily, payable in additional Presbia USA New Preferred Shares on a quarterly basis.  As long as the Presbia PLC New Preferred Shares or Presbia USA New Preferred Shares remain outstanding, neither the Company nor Presbia USA shall take the following actions, without obtaining the prior consent of the holder of the preferred shares:  (a) effect any alteration, repeal, change or amendment of the rights, privileges or preferences of the Presbia PLC New Preferred Shares or the Presbia USA New Preferred Shares in a manner that adversely affects the rights, privileges or preferences of those shares or any series thereof;   (b) amend, modify or repeal any provision of the organizational documents in a manner that adversely affects the powers, preferences or rights of the Presbia PLC New Preferred Shares or Presbia USA New Preferred Shares;  (c) agree to any debt financing in an amount in excess of $8,000,000 (such amount being the maximum amount payable by the company under all such debt instruments); (d) execute a guarantee;  (e) effect certain transactions, including any restructuring or liquidation; (f) settle any lawsuit or civil investigation requiring the payment of more than $1,000,000; or (g) execute any document or enter into any arrangement that has a potential liability to the Company in excess of $1,000,000.  The Purchase Agreement provides that, to the extent permitted by applicable law (including laws in respect of creditors’ rights), the Investor shall have the option to convert all or part of the accrued value of the Presbia USA New Preferred Shares into a secured loan to Presbia USA on terms substantially similar to the Secured Loan (for this purpose, the accrued value of such Presbia USA New Preferred Shares shall be equal to the sum of the original issue price of such shares and the accrued but unpaid dividends on such shares that would be payable if a liquidation event had occurred).  In addition, the Company guaranteed Presbia USA’s payment of the redemption price and any accrued and unpaid dividends with respect to the Presbia USA New Preferred Shares pursuant to a Guaranty dated as of the Closing Date (the “Preferred Stock Guranty”).

The Warrant is exercisable for five years from the issuance date.  The Warrant contains near cashless exercise provisions, including a provision allowing (solely to the extent permitted by applicable law, and subject to first complying with any applicable requirements thereof), the application towards the exercise price of the Warrant of any amounts due and owing by the Company under the Loan Guaranty or the Preferred Stock Guaranty.

The foregoing descriptions of the Financing (including the descriptions of the Secured Loan and the security provided therefor, the terms of the Presbia PLC New Preferred Shares and the Presbia USA New Preferred Shares, and the terms of the Warrant), and the descriptions of the documents governing the terms thereof, are summaries and are qualified in their entirety by reference to the full text of the copies of the corresponding Financing documents (including the Purchase Agreement, the Secured Note, the Security and Pledge Agreement, the Irish Share Charge, the Loan Guaranty, the Company Pledge Agreement, the Subscription Letter, the Restated Certificate, the Preferred Stock Guaranty and the Warrant, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, and are incorporated by reference herein).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Financing (including without limitation the terms of the Purchase Agreement, the Secured Note and the security, pledge and guaranty documents related thereto, and the terms of and related to the new preferred shares issued and the corresponding guaranty thereof), is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 10, 2018, the Company received a written notice from the Listing Qualifications department of The Nasdaq Stock Market (the “Notice”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market.

The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement.

The Notice indicated that the Company will be provided 180 calendar days, or until June 10, 2019, in which to regain compliance. If at any time during this 180 day period the bid price of the Company’s ordinary shares closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

If the Company fails to regain compliance with Rule 5550(a)(2) by June 10, 2019, the Company may be eligible for additional time to regain compliance.  To qualify for additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (with the exception of the minimum bid price requirement), and will need to provide written notice to Nasdaq of the Company’s intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.  If the Company meets these requirements, the Nasdaq Staff will inform the Company that it has been granted an additional 180 calendar days.  However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Nasdaq Staff will provide the Company with notice that the Company’s securities will be subject to delisting from The Nasdaq Capital Market.  At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company is currently evaluating its alternatives to resolve this minimum bid price listing deficiency.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2018, the Company received on November 19, 2018 a notice from The Nasdaq Stock Market that the Company’s stockholders’ equity does not satisfy The Nasdaq Capital Market continued listing requirement set forth in Nasdaq Listing Rule 5550(b)(1).  The disclosures in the Company’s Current Report on Form 8-K filed on November 20, 2018 are incorporated by reference into this Item 3.01 of this Current Report on Form 8-K.

There can be no assurance that the Company will be able to regain compliance with either Nasdaq’s minimum bid price rule or Nasdaq’s minimum stockholders’ equity rule.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 with respect to the Financing, including without limitation the number and description of securities to be issued, the nature of the transaction and the nature and amount of consideration received by the Company, is incorporated by reference herein. The number and description of securities to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

The securities issued and sold in the Financing were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Investor represented that he was an “accredited investor” as defined under applicable federal securities laws.

Item 3.03	Material Modifications to Rights of Security Holders.

The information concerning the Financing, including without limitation the terms of the Secured Loan and the security provided therefor, the terms, rights, obligations and preferences of the Presbia PLC New Preferred Shares and the Presbia USA New Preferred Shares, and the terms of the Warrant, as set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Securities Purchase & Exchange Agreement, dated as of December 10, 2018, by and among Presbia PLC, Presbia USA, Inc. and Richard Ressler.

10.2	Secured Promissory Note, dated December 10, 2018, made by Presbia USA, Inc. in favor of Richard Ressler.

10.3	Security and Pledge Agreement, dated as of December 10, 2018, by and between Presbia USA, Inc. and Richard Ressler.

10.4	Charge of Shares in respect of Presbia Ireland, Limited, dated as of December 10, 2018, between Presbia USA, Inc. and Richard Ressler.

10.5	Loan Guaranty, dated December 10, 2018, given by Presbia PLC.

10.6	Pledge Agreement, dated as of December 10, 2018, by and between Presbia PLC and Richard Ressler.

10.7	Subscription Letter for Shares, dated December 10, 2018.

10.8	Second Amended and Restated Certificate of Incorporation of Presbia USA, Inc.

10.9	Preferred Stock Guaranty, dated December 10, 2018, given by Presbia PLC.

10.10	Warrant to Purchase Ordinary Shares of Presbia PLC, dated December 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By: /s/ Richard T. Fogarty
Name: Richard T. Fogarty
Title: Chief Accounting Officer

Dated:    December 12, 2018